UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

INTELGENX TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6420 Abrams
 St- Laurent, Quebec, Canada H4S 1Y2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	IGXT	OTCQB
	IGX	TSX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

IntelGenx Technologies Corp. (the "Corporation") entered into a Third Amended and Restated Loan Agreement dated March 11, 2024 (the "Loan Agreement") with its wholly-owned subsidiary, IntelGenx Corp., and ATAI Life Sciences AG ("atai"), which amends and restates the Second Amended and Restated Loan Agreement effective September 30, 2023 amongst the same parties as disclosed by the Corporation in its August 31, 2023 Current Report on Form 8-K.

Pursuant to the Loan Agreement, amongst other things, atai has agreed to make (i) one (1) additional term loan in the amount of US$1,000,000 to IntelGenx Corp., which loan is to be disbursed within three (3) business days of the execution of the Loan Agreement (the "First Tranche Loan"), and (ii) one (1) additional term loan in the amount of US$1,000,000 to IntelGenx Corp., which loan is to be disbursed upon the achievement of a pre-defined milestone (the "Second Tranche Loan" and collectively with the Second Tranche Loan, the "Additional Term Loans"). The Additional Term Loans will mature on February 1, 2026.

Subject to obtaining approval from the Toronto Stock Exchange (the "TSX"), the Loan Agreement  provides for the ability for atai to convert (the "Conversion Feature"), from time to time, (i) the principal outstanding under the First Tranche Loan into shares of common stock of the Corporation, $0.00001 par value (the "Shares"), at a conversion price of US$0.185 per Share (the "Conversion Price"), and (ii) the principal outstanding under the Second Tranche Loan into Shares at a conversion price equal to the greater of (a) the Conversion Price and (b) the 5-day volume-weighted average price (the "5-day VWAP") of the Shares on the TSX ending on the day preceding the disbursement by atai of the Second Tranche Loan to the Corporation or IntelGenx, less the maximum permissible discount under the applicable TSX rules.

Additionally, and subject to approval of the TSX, the Corporation may elect, with the consent of atai, to pay any accrued but unpaid interest on the Additional Term Loans in Shares at a price per Share equal to the 5-day VWAP of the Shares ending on the day that is the second business day before the day the interest becomes due and payable, less the maximum permissible discount under the applicable TSX rules.

Concurrently with entering into the Loan Agreement, the Corporation has issued 4,000,000 warrants (the "Warrants") to atai. The Warrants entitle atai to purchase Shares at a price of US$0.17 per Share, for a period of 36 months following their issuance.

The foregoing is a summary of certain material terms and conditions of the Loan Agreement and Warrants, and is not a complete discussion of such agreements. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the form of Loan Agreement and Warrant , attached to this Current Report on Form 8-K as Exhibit 4.1, and Exhibit 10.1, respectively, and incorporated herein by reference.

[Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.]

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety. The Shares and the Warrants, including the Shares underlying the Warrants, were or will be offered and were or will be sold to atai without registration under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. The Corporation relied on the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities of the Corporation.

Exhibit 9.01. Financial Statements and Exhibits.

Exhibit	Description

4.1	Form of Common Stock Purchase Warrant
10.1	Third Amended and Restated Loan Agreement by and among IntelGenx Technologies Corp., IntelGenx Corp. and ATAI Life Sciences AG, dated March 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

INTELGENX TECHNOLOGIES CORP.
Date: March 25, 2024

	By:	/s/ Andre Godin
President and CFO